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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: AUGUST 1997
DISTRIBUTION DATE: 9/15/97



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                              PER $1,000 OF  ORIGINAL
                                                                                                  Class A/Class B
                                                                                                Certificate Amount
                                                                                              -----------------------
 (i)  Principal Distribution
        Class A Amount                                                       $11,970,312.82        $20.994839
        Class B Amount                                                          $630,016.46        $20.994839
(ii)  Interest Distribution
        Class A Amount                                                          $985,784.69         $1.728977
        Class B Amount                                                           $51,883.40         $1.728976
(iii) Amount of Distribution allocable to the Yield Supplement Amount            $13,673.47
        Class A Amount                                                           $12,989.80
        Class B Amount                                                              $683.67
      Amount of Distribution allocable to the (Excess) Shortfall Amount          $13,849.20
        Class A Percentage                                                       $13,156.74
        Class B Percentage                                                          $692.46
(iv)  Monthly Servicing Fee                                                     $177,379.16         $0.295552
        Monthly Supplemental Servicing Fee                                            $0.00         $0.000000
        Class A Percentage of the Servicing Fee                                 $168,510.20         $0.295552
        Class A Percentage of the Supplemental Servicing Fee                          $0.00         $0.000000
        Class B Percentage of the Servicing Fee                                   $8,868.96         $0.295552
        Class B Percentage of the Supplemental Servicing Fee                          $0.00
(v)   Class A Principal Balance (end of Collection Period)                  $190,241,930.99
      Class A Pool Factor (end of Collection Period)                              33.366703%
      Class B Principal Balance (end of Collection Period)                   $10,012,733.21
      Class B Pool Factor (end of Collection Period)                              33.366703%
(vi)  Pool Balance (end of Collection Period)                               $200,254,664.20

(vii) Class A Interest Carryover Shortfall                                            $0.00
      Class A Principal Carryover Shortfall                                           $0.00
      Class B Interest Carryover Shortfall                                            $0.00
      Class B Principal Carryover Shortfall                                           $0.00

(viii)Amount Otherwise Distributable to the Seller that is Distributed to E           $0.00         $0.000000


(ix)  Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                        $6,001,631.84
        Class B Amount                                                                $0.00

(x)   Aggregate Purchase Amount of Receivables repurchased by the Seller or           $0.00


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